UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PACCAR INC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
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PACCAR Inc

P.O. Box 1518

Bellevue, WA 98009

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, APRIL 27, 2021

The following letter to stockholders relates to the proxy statement of PACCAR Inc dated March 16, 2021, furnished to stockholders of PACCAR in connection with the solicitation of proxies by the company’s Board of Directors for use at the Annual Meeting of Stockholders to be held on Tuesday, April 27, 2021. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 14, 2021.

LETTER REGARDING

PACCAR ANNUAL MEETING OF

STOCKHOLDERS ON APRIL 27, 2021

Dear PACCAR stockholder,

PACCAR is preparing for its Annual Meeting on Tuesday, April 27, 2021 at 10:30 a.m., which will be both in-person and virtual. The in-person meeting will be held at the PACCAR Parts Distribution Center at 405 Houser Way N, Renton, Washington and will comply with current Washington State health restrictions.

To attend the in-person or virtual meeting, you will need to enter the control number shown below at register.proxypush.com/PCAR.

Control number: XXXXXXXXXXX

IN-PERSON ATTENDANCE

PACCAR looks forward to a safe and informative Annual Meeting. There are several important guidelines with which you need to comply if you plan to attend in person.

•	We are only able to allow a limited number of in-person attendees (per Washington State guidelines, 50% of the building capacity).

•	You will need to make a reservation to attend in person. As reservations are limited, please register online as soon as possible at register.proxypush.com/PCAR.

•	Everyone will have their temperature checked prior to entering the Parts Distribution Center.

•	Masks must be worn at all times. Seats will be spaced to maintain six feet of social distancing.

•	It is recommended that attendees have completed their vaccinations prior to the meeting.

•	For the health and safety of all attendees, no refreshments will be served.

•	New Kenworth, Peterbilt and DAF trucks will be onsite as well as several PACCAR products and services displays.

After you submit your registration to attend the in-person meeting, you will receive confirmation of your reservation. If the in-person meeting has reached full capacity, you will be notified and invited to participate in the virtual meeting.

VIRTUAL ATTENDANCE

The virtual meeting will allow viewers to see and hear the presentations. It is best to view the virtual meeting on a PC, which will allow you to see the slide and video presentations as well as see and hear the speakers.

If you have questions, please call me at (425) 468-7495.

Sincerely,

Irene Song

Corporate Secretary